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                                                                    EXHIBIT 21.0



                           SUBSIDIARIES OF THE COMPANY

1.        Laservision (Europe) Limited
          --  incorporated under the laws of England;

2.        Laser Vision Centres Limited
          -- incorporated under the laws of England;

3.        Laser Vision Limited
          -- incorporated under the laws of England;

4.        Laservision Harley Street Limited
          -- incorporated under the laws of England
          -- doing business under the name Harley Street Laser Vision Centre;

5.        LVCI Management (Quebec) Inc.
          -- incorporated under the Quebec Companies Act in the Province of Quebec, Canada;

6.        LVCI Management (B.C.) Inc.;
          --  incorporated under the laws of the Province of British Columbia;

7.        LVCI Management (Ontario) Inc.;
          -- incorporated under the laws of the Province of Ontario, Canada; -- doing business under the name St. Catharines Laser Vision Center;

8.        Laser Vision Centers (Calgary) Inc.;
          -- incorporated under the Business Corporations Act (Alberta), in the Province of Alberta, Canada

9.        LVCI Holdings, Inc.
          -- incorporated under the laws of Delaware